Exhibit 5.1

                      [BROWN & WOOD LLP LETTERHEAD]



                                   March 6, 1998



BankBoston Corporation
100 Federal Street
Boston, MA  02110


Ladies and Gentlemen:

     This opinion is delivered in connection with the Registration Statement on Form S-3 (File Nos. 333-47125, 333-47125-01 and 333-47125-02) filed on
February 27, 1998, as amended by Pre-Effective Amendment No. 1 thereto filed March 6, 1998 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by the BankBoston Corporation, a Massachusetts corporation ("Corporation"), and BankBoston Capital Trust IV and BankBoston Capital Trust V, each a Delaware business trust (the "Trusts", and together with the Corporation, the "Registrants"), which Registration Statement relates to (i) preferred securities to be issued by each of the Trusts representing beneficial ownership interests in the related Trust (the "Capital Securities"), (ii) junior subordinated deferrable interest debentures to be issued by the Corporation (the "Debentures") in connection with the issuance of Capital Securities by the applicable Trust and
(iii) guarantees to be issued by the Corporation (the "Guarantees") in respect of certain obligations of each of the Trusts under their respective Capital Securities.

     We have examined an executed copy of the Registration Statement and all exhibits thereto, including (i) the form of Indenture (the "Indenture") between the Corporation and The Bank of New York, as Debenture Trustee (the "Debenture Trustee"), pursuant to which the Debentures are to be issued and
(ii) the form of Capital Security Guarantee Agreement (the "Guarantee Agreement") between the Corporation and The Bank of New York, as Guarantee Trustee (the "Guarantee Trustee"). In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Corporation, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that the Registration Statement will have become effective under the Act prior to the time of issuance, offering and sale of any Capital Securities, Debentures or Guarantees.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. With respect to the Debentures to be issued under each Indenture, such Debentures have been duly authorized by the Corporation and, when (i) such Indenture has been duly authorized and validly executed and delivered by the Corporation and by the Debenture Trustee and (ii) such Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture upon payment of the consideration therefor as contemplated by the Registration Statement, such Debentures will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

          2. With respect to the Guarantee to be issued under each Guarantee Agreement, such Guarantee has been duly authorized by the Corporation and, when such Guarantee Agreement has been duly authorized and validly executed and delivered by the Corporation and by the Guarantee Trustee as contemplated in the Registration Statement, such Guarantee will constitute a valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

     Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

     We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America and, with respect to the laws of the Commonwealth of Massachusetts, we have made no independent investigation of such laws and have relied on all matters governed by such laws upon the opinion of Gary A. Spiess, General Counsel of the Corporation.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Securities" contained in the Prospectus included therein.


                                        Very truly yours,


                                        /s/ Brown & Wood LLP

                                        BROWN & WOOD LLP